Exhibit 99.4

Greg Shewchuk Vice President, Head of Global Marketing Investor Day 2015

Safe Harbor Statement 2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, market growth and trends, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this presentation. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company's reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers' purchasing behavior and customers' ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company's ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the SEC), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors Affecting Comparability – Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including non-GAAP net sales, EBIT, earnings, earnings per share information, and effective tax rates. Specified Items are terms included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share. In addition, other items include the tax impact on Specified Items. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure are included in the Appendix. For more information: Kathy MacDonald, Vice President – Investor Relations Mead Johnson Nutrition Company 847-832-2182 kathy.macdonald@mjn.com October 2015 MJN Confidential and Proprietary Information

Superior Consumer Insights Drive Our Activity 3 Consumer Insights Portfolio Digital Demand Creation Global Brand Strategy Optimizing A&P Investments Future

Deeper Consumer Insights 4 Confident Anxious Prenatal Consumer Journey Global Research Understanding Over Time: Key Mother & Child Moments Mother’s Behavior Opportunities for Us Drives Many Activities Across the Business Toddler

We Have a Full-Range Portfolio 5 Healthy Feeding Challenges Routine Feeding Intolerance Cow’s Milk Protein Allergy Solutions Specialty

History of Success

Routine


Enfamil
Infant

- #1 global brand in pediatric nutrition[1]
- Brain benefit highly compelling
- Strong brand equity

Feeding Intolerance


Enfamil

- Gentlease is our fastest-growing brand[2]
- Strong segment growth[3]
- Strengthening innovation and messaging

Cow's Milk Protein Allergy


Nutramigen
Hypoallergenic Formula

- #1 global brand for management of Cow's Milk Protein Allergy[1]
- Double-digit growth[2]
- Rising diagnosis of & concern about allergies

Sources:
(1) Nielsen, ERC, IMS, Intage, CCR, Veritrade; Value Sales USD MAT June 2015 based on 53 markets.
(2) MJN internal sales data.
(3) Nielsen, IMS, CCR, Veritrade; Value Sales USD MAT June 2010-2015 for markets which represent approximately 90% of total routine MJN infant formula and children's nutrition global sales.

6

7 Trade Up Provides Additional Growth Opportunity Increasing Benefits Segment Benefits Value Increasing Value Specialty

How Digital Shapes Our Mom and Us 8 Implications +80% of births are to Digital Natives 1 in 4 do half of their shopping online +60% on-line reviews important -32% decline in TV viewership Source: BabyCenter 21st Century Mom® Insight Series: 2015 State of Modern Motherhood Report, co-sponsored by IAB, February 2015.

Model Enabled by Targeted Digital Marketing 9 Unlock Growth by Translating Consumer Understanding into Targeted Digital Programs E-commerce Store Locator Catch Get Her Attention Connect Engage with Her Close Drive Her to Purchase Advocacy Win Her Loyalty Enfamil Newborn Enfamil Infant Enfamil for Supplementing

10 United States China Latin America Southeast Asia Locally Executed Global Brand Strategy

Shift from Traditional to Digital

Smartphones



>90%
in 2014[1]
66%
Our Traffic[2]

Optimize the Mix



Digital & Purchase Drivers
Promotions

New Ways to Engage

Digital Video
> 2,000,000 Views[3]



Source:
(1) BabyCenter 21st Century Mom® Insight Series: 2015 State of Modern Motherhood Report, co-sponsored by IAB, February 2015.
(2) Performics Digital Statistics.
(3) YouTube and DigitasLBI (based on Facebook views) Statistics.

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12 Optimizing Our A&P Investment Lower Content Production Media Creative Assets Used in More Markets Enabling Efficiencies Enhance Analytics Capabilities Marketing Mix Optimization Multi-Platform Campaigns ROI Scale Media Expertise & Savings Plan Enhanced Targeting Improved Buying CPMs

A&P Productivity and Effectiveness Should Result in More Efficient Spending 13 Optimize Investment Behind Brand Equity Continue Investment Behind Digital Rebalance Promotional Activities 2015E 2018E Advertising Content Production Promotion Advertising Content Production Promotion

14 The Future = Using Data to Drive Personalized Engagement with Mothers One Size Fits All Mom “A” Mom of 2 Kids Prospect Mom “B” Expecting Enfamama Influencer Mom “C” Infant Stage ENFA Loyal User Yesterday Expecting Newborn Toddler Today Tomorrow

Key Messages 15 Deep Understanding of Our Consumers Powerful Brands and History of Success Global Demand Creation Model, Digitally Driven Optimized A&P Spend for Efficiency and Effectiveness Data-Driven Personalization Expected to be a Competitive Advantage

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